Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock
of
MILLENNIUM PHARMACEUTICALS, INC.
Pursuant to the Offer to Purchase
dated April 11, 2008
by
MAHOGANY ACQUISITION CORP.
a wholly-owned subsidiary of
TAKEDA AMERICA HOLDINGS, INC.
a wholly-owned subsidiary of
TAKEDA PHARMACEUTICAL COMPANY LIMITED

        This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if (i) the certificates representing shares of common stock, par value $0.001 per share (the "Shares"), of Millennium Pharmaceuticals, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach the Depositary prior to the expiration of the Offer. Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:

Computershare Trust Company, N.A.	For Eligible Institutions Only:	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	(617) 360-6810	c/o Voluntary Corporate Actions
P.O. Box 43011		250 Royall Street
Providence, RI 02940-3011	For Confirmation Only Telephone:	Canton, MA 02021
(781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

☐    CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Mahogany Acquisition Corp. ("Purchaser"), a Delaware corporation and wholly-owned subsidiary of Takeda America Holdings, Inc. ("Takeda America"), which is a New York corporation and wholly-owned subsidiary of Takeda Pharmaceutical Company Limited, a corporation organized under the laws of Japan, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 11, 2008 and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the shares of common stock, par value $0.001 per share (the "Shares") of Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium"), as set forth below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:

(Please Type or Print)
Share Certificate Number(s) (if available):

Please check this box is Shares will be tendered by book-entry transfer: ☐

Account Number:

Date:

Name of Record Holder(s):

Address:

Telephone Number:

Signature(s):

Dated:

GUARANTEE
(Not to be Used for Signature Guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), guarantees to deliver to the Depositary the Shares tendered hereby, together with properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq Global Select Market ("Nasdaq") trading days of the date hereof. Failure to do so could result in a financial loss to the undersigned.

Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)
Title:

Address:

Telephone Number:

Dated:                         , 2008

NOTE: DO NOT SEND SHARES WITH THIS FORM; SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE DEPOSITARY WITHIN THREE NASDAQ TRADING DAYS AFTER THE DATE OF EXECUTION OF THE NOTICE OF GUARANTEED DELIVERY.